UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      February 12, 1997
                                                ------------------------

                         OAK TREE MEDICAL SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

             Delaware                   0-16206                  02-0401674
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(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

       2500 Westchester Avenue, Suite 306, Purchase, New York       10577
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              (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code      (914) 253-9494
                                                  ------------------------

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         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 12, 1997, Oak Tree Medical Systems, Inc. (the "Company") completed the sale of the assets and operations of its clinics in Jacksonville, Florida and Orange Park, Florida to MB Data Corporation (the "Purchaser"). The Jacksonville assets were held by the Company's ACORN CORF I, Inc. subsidiary, and the Orange Park assets were held by the Company's Riverside CORF, Inc. subsidiary. The assets included the physical assets located at the clinic facilities, the Comprehensive Outpatient Rehabilitation Facility (CORF) license relating to such facilities, the right to use the names formerly used by the Company in conducting business at these facilities and certain accounts receivable. In addition, the Company sold to the Purchaser the outstanding shares of its subsidiary Oak Tree Receivables, Inc., a Florida corporation ("OT Receivables"). OT Receivables holds receivables of the two North Florida clinics sold by the Company, and is a party to a receivables funding facility in the original amount of $1,900,000 (the "Receivables Facility").

         The purchase price for the assets and the shares included $100,000 in cash, a note in the amount of $100,000 and the Purchaser's assumption of $75,000 in accounts payable. In consideration of the consent of the lender under the Receivables Facility to the sale, the Company transferred to the lender the $100,000 cash consideration and $700,000 in face amount of receivables of the disposed operations which had been pledged to the lender. The Company may be entitiled to receive a portion of the amounts collected on such receivables, to the extent collections exceed the amount owed to the lender. As a result of the sale, the Company and its affiliates have ceased to have any liability under the Receivables Facility.

ITEM 5.  OTHER EVENTS

         The former medical director of the North Florida clinics disposed of by the Company caused to be returned to the Company 400,000 shares of the Company's common stock which were owned by an entity affiliated with the former medical director. The shares had been issued in connection with the Company's acquisition in 1995 of the disposed clinics and were returned in connection with the former medical director's termination of his employment with the Company. In addition to the return of the shares, the Company has also been relieved of any obligation to deliver additional shares in respect of the 1995 acquisition and any other obligations it may have had to the former medical director.

         The Company intends to write-off as of the end of its third fiscal quarter its investment in Accord Futronics, Inc. ("Accord"), which has been valued on the Company's balance sheet at $5,000,000. The Company received its interest in Accord in June 1995 in exchange for the transfer to Accord of the shares of a subsidiary of the Company holding 50,000 tons of gold ore with an appraised value of $5,000,000. The Company has determined to write-down the Accord interest because of the absence of current financial information for Accord and management's present inability to determine, after due investigation and inquiry, whether any value can be realized on the interest. The Company intends to continue to pursue possibilites of realizing value on the Accord interest, but there can be no assurance that it will be successful in doing so.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b)      Pro Forma Financial Information

         To be filed by amendment.

(c)      Exhibits

10.1 Purchase Agreement dated February 6, 1997, among ACORN CORF I, Inc., Riverside CORF, Inc., Oak Tree Medical Systems, Inc. and MB Data Corporation

99.1  Press Release, dated February 12, 1997


                                Page 3 of 4 Pages

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       By: /s/ William Kedersha
                                             --------------------
                                            Name:  William Kedersha
                                            Title: Chief Executive Officer


Date:  February 27, 1997


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